UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 18, 2006 (January 9, 2006)

VERISIGN, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23593	94-3221585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

487 East Middlefield Road, Mountain View, CA	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 961-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 9, 2006, Network Solutions LLC, a Delaware limited liability company (the “Borrower”) repaid in full all amounts outstanding under the Secured Senior Promissory Note dated November 25, 2003, between VeriSign, Inc. and the Borrower. In addition, the Borrower redeemed VeriSign’s membership interests in the Borrower held by VeriSign. Total payments received by VeriSign were approximately $50.2 million. As a result of the redemption of the membership interests in the Borrower held by VeriSign, VeriSign no longer owns equity interests in any Internet domain name registrars.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: January 18, 2006	By:	/s/ James M. Ulam
James M. Ulam
Senior Vice President,
General Counsel and Secretary